UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2013

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 288-8877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2013, the Company’s exclusive Distribution Agreement with Louisville Bedding Company was assigned to Hollander Home Fashions, LLC in connection with the closing of the sale of Louisville Beddings’ utility bedding retail business to Hollander. All of Louisville Beddings’ rights under the agreement were assigned to Hollander except for the right to be reimbursed for pre-closing charge-backs from a specified customer, and Hollander assumed all of Louisville Beddings’ obligations under the agreement arising on and after the closing plus the obligation to pay accounts payable to the Company outstanding as of the closing. Under the Distribution Agreement, which expires in December 2015, Louisville Bedding has been, and Hollander will be, the exclusive distributor of Span-America’s consumer foam products.

The Distribution Agreement was originally entered into on March 1, 1999 and amended by an Addendum dated January 1, 2002. A copy of the Distribution Agreement is filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, Commission File No. 000-11392, and a copy of the Addendum is filed as Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2002, both of which are incorporated herein by reference.

A copy of the Assignment & Assumption of the Distribution Agreement is filed herewith as Exhibit 10.1 hereto, and the description of the assignment and assumption set forth above is qualified in its entirety by reference to the text thereof which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1

Assignment and Assumption dated May 23, 2013 by and between Span-America Medical Systems, Inc., Louisville Bedding Company and Hollander Home Furnishings, LLC of Distribution Agreement dated March 1, 1999 as amended by Addendum dated January 1, 2002 by and between Span-America Medical Systems, Inc. and Louisville Bedding Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)

Date: May 29, 2013
	By:	/s/ Richard C. Coggins
Richard C. Coggins
Chief Financial Officer

Exhibits

10.1

Assignment and Assumption dated May 23, 2013 by and between Span-America Medical Systems, Inc., Louisville Bedding Company and Hollander Home Furnishings, LLC of Distribution Agreement dated March 1, 1999 as amended by Addendum dated January 1, 2002 by and between Span-America Medical Systems, Inc. and Louisville Bedding Company.